UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 28, 2011

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

0-12697	87-0398434
(Commission File No.)	(IRS Employer Identification Number)

7030 Park Centre Dr.
Salt Lake City, Utah  84121
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held on November 28, 2011.  A total of 12,792,666 shares were issued, outstanding and entitled to vote at the meeting.  A total of 9,868,752 (approximately 77%) of the issued and outstanding shares of common stock were represented by proxy or in person at the meeting.

The following matters, which are described in more detail in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 21, 2011 (the “Proxy Statement’), were submitted and voted upon at the Annual Meeting:

1.	Dynatronics shareholders voted to elect five individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
Kelvyn H. Cullimore, Jr.	5,677,071	61,737	47,900	4,082,044
Larry K. Beardall	5,698,754	40,054	47,900	4,082,044
Val J. Christensen	5,730,550	8,258	47,900	4,082,044
Howard L. Edwards	5,728,908	9,900	47,900	4,082,044
Joseph H. Barton	5,729,063	9,745	47,900	4,082,044

2.	Dynatronics shareholders voted to ratify the Board’s selection of Tanner LLC as our independent registered public accountant for fiscal year 2012 as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
9,746,633	42,137	79,982	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

	By:	/s/ Kelvyn H. Cullimore, Jr.

Kelvyn H. Cullimore, Jr., Chief Executive Officer

Date: December 13, 2011